Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vectren Corporation
Evansville, Indiana

We consent to the incorporation by reference in Registration Statement No. 333-118399 on Form S-8 and Post Effective Amendment No. 1 to Registration Statement File No. 333-33684 on Form S-8 of Vectren Corporation of our report dated June 25, 2008 appearing in this Annual Report on Form 11-K of Vectren Corporation’s Retirement Savings Plan for the year ended December 31, 2007.

                                                                                  /s/ McGladrey & Pullen LLP
                                      McGLADREY & PULLEN LLP

Peoria, Illinois,
June 26, 2008